UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

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PetVivo Holdings, Inc.
(Name of Registrant As Specified in Charter)

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INFORMATION STATEMENT

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

December 23, 2024

To the Stockholders of PetVivo Holdings Inc.:

The enclosed information statement (the “Information Statement”) is being distributed to the holders of record as of the close of business on December 10, 2024 (the “Record Date”) of (i) shares of our Common Stock (“Common Stock”) and (ii) shares of Series A Convertible Preferred Stock (“Series A Preferred”), of PetVivo Holdings, Inc., a Nevada corporation(the “Company”, “we”, “us” or “our”).

Notice is hereby given that the holders of record representing a majority of the outstanding voting power of the Company, have, by written consent (“Written Consent”) in lieu of an annual or special meeting of the stockholders of the Company, approved the following matters:

1.	The election of 7 directors to the Company’s Board of Directors to hold office until the next annual meeting of the stockholders of the Company or until their respective successors have been elected or qualified or until such director resigns or is removed (the “Election of Directors”), and

2.	To ratify the appointment of Assurance Dimensions, Inc. as the independent registered public accounting firm of the Company for the fiscal year ended March 31, 2025 (“Auditor Appointment”) (collectively, with the Election of Directors, the “Corporate Actions”).

The Written Consent that we received constitutes the only stockholder approval required for the Corporate Actions under Nevada law and our Amended and Restated Articles of Incorporation (“Articles”) and Amended and Restated Bylaws (“Bylaws”). As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not solicited, and will not be soliciting, your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock and Class A Preferred Stock, as of the Record Date are entitled to notice of the stockholder action by Written Consent. This notice and the accompanying Information Statement are being mailed to our holders of Common Stock and Series A Preferred Stock, as of the Record Date, on or about December 10, 2024. A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as amended by Amendment No. 1, filed with the SEC on June 28, 2024 and July 9, 2024 (the “Annual Report”), respectively, accompanies this Notice.

No further action by the stockholders of the Company is required or being sought with respect to the Election of Directors or the Auditor Appointment. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

THIS IS NOT A NOTICE OF A SPECIAL OR ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD IN RESPECT OF THE MATTERS DESCRIBED HEREIN.

Thank you for your investment and continued interest in PetVivo Holdings, Inc.

Thank you,

PetVivo Holdings, Inc.

/s/ John Lai
John Lai, Chief Executive Officer

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PETVIVO HOLDINGS, INC.

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

Overview

This Information Statement is being mailed on or about December 27, 2024 to the holders of record (the “Stockholders”) at the close of business on December 10, 2024 (the “Record Date”) of (i) shares of common stock (the “Common Stock”) and (ii) shares of Series A Convertible Voting Preferred Stock, (the “Series A Preferred”), of PetVivo Holdings, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent (“Written Consent”) of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company (“Majority Stockholders”)

1.	The election of 7 persons to the Company’s Board of Directors, to hold office until the next annual meeting of the Stockholders or until their respective successors have been elected or qualified or until they have otherwise resigned or been removed (the “Election of Directors”). The directors are Spencer Breithaupt, Robert Costantino, Michael Eldred, Joseph Jasper, John Lai, Diane M. Levitan, VMD and Robert Rudelius.

2.	The ratification of Assurance Dimensions Inc. to serve the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2024 (“Auditor Ratification”).

On November 11, 2024, our Board of Directors unanimously approved, declared advisable and recommended to the Company’s stockholders that the Election of Directors and the Auditor Ratification (collectively, the “Corporate Actions”) be approved and directed the same to be submitted to the Company’s stockholders. The record date for the stockholder approval is December 10, 2024. On the Record Date, the Majority Stockholders (as defined herein) delivered to the Company a written consent (the “Written Consent”) approving the Corporate Actions.

Under Nevada law and our Articles and Bylaws, the votes represented by the holders signing the Written Consent are sufficient in number to authorize the matters set forth in the Written Consent, without the vote or consent of any of our other stockholders. Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the actions taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

As such, no vote or further action of the shareholders of the Company is required to approve or adopt those Corporate Actions. Under federal law, however, such approval by written consent may not become effective until at least twenty (20) days after this Information Statement has first been provided to stockholders and these Corporate Actions shall become effective immediately thereon. We estimate that the date of effectiveness will be on or about January 17, 2024 (“Effective Date”).

Record Date and Voting Securities

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, there were 20,634,664 shares of Common Stock and 3,045,000 shares of Series A Preferred Stock, issued and outstanding. Holders of our Common Stock are entitled to one vote per share. Holders of our Series A Preferred are entitled to 1.0 votes per share (which equal the number of shares of the Common Stock into which such holder shares of Series A Preferred Stock are convertible). Except as required by law, the Common Stock and Series Preferred Stock vote together as single one class on all matters submitted to the shareholders except as required by law.

Votes Required

Pursuant to the Company’s Amended and Restated Articles of and except as otherwise required by law, holders of the Company’s common stock are entitled to one vote per share and holders of the Company’s Series A Preferred Stock are entitled to 1.0 votes per share (the shares of Common Stock and the Series A Preferred Stock shall vote as a single class).

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Section 78.320 of the NRS provides that, unless otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power. Neither the Company’s Articles of Incorporation nor its By-Laws prohibit the taking of action by its stockholders by written consent.

Votes Obtained

John Lai, Stanley Cruden, Alexander Nazarenko, Alan Sarroff, Garry Lowenthal, Randall Meyer, Robert Rudelius, Spencer Breithaupt, Joseph Jasper, Diane Levitan, Robert Costantino and Michal Edred (collectively, the “Majority Stockholders”) approved each of the Corporate Actions by delivering written consents without a meeting and without a vote in accordance with Section 78.320 of the Nevada Revised Statues (“NRS”). Consequently, each of the Corporate Actions was taken with the consent of shares of Common Stock and Series A Preferred Stock, which was approximately 58.57% of the aggregate voting power of all outstanding shares of capital stock of the Company entitled to consent to each of the Actions on the Record Date.

Interest of Certain Person in the Corporate Actions

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

ITEM 1 – ELECTION OF DIRECTORS

Following the Effective Date, our Board will be comprised of 7 directors. On the Board Approval Date, the Board unanimously recommended that stockholders elect the below nominees, and on December 23, 2024, the Majority Stockholders elected these nominees to serve as directors. Each director set forth below will serve until the first annual meeting of stockholders or their earlier death, resignation, or removal.

The following table sets forth the names, positions, and ages of our directors, as well as the Company’s executive officers, as of the Effective Date.

Name	Age	Positions and Offices With Registrant
John Lai	61	Chief Executive Officer, President, and Director
Garry Lowenthal	64	Chief Financial Officer
Randall Meyer	60	Chief Operating Officer
Spencer Breithaupt (2)	63	Director
Joseph Jasper (1)(3)	59	Director
Robert Costantino (1)(3)	65	Director
Diane Levitan (2)	59	Director
Michael Eldred(2)	54	Director
Robert Rudelius (1)(3)	67	Director and Chairman of the Board of Directors

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Compensation Committee.

Biographies of Directors and Officers

John Lai. Mr. Lai has served as a director and senior executive officer since March 2014, serving in various capacities that include serving as our Chief Financial Officer from May 2018 through December 2018 and serving as our Chief Executive Officer from March 2014 to May 2017 and June 2019 to present. From March 2012 to April 2016, Mr. Lai also was Chief Executive Officer and a director of Blue Earth Resources, Inc., a small public company that acquired and managed working interests in producing oil and gas leases in Louisiana. Mr. Lai has over thirty years of senior executive and operational management and financial experience while holding key executive positions with several public companies in various industries. In 1992, Mr. Lai founded, and until December 2012 was the principal owner and President of Genesis Capital Group, Inc., which provided significant consulting services to many public and private companies in powersports, technology, and other industries, while advising its clients in corporate development, mergers and acquisitions, and private and public capital-raising through equity offerings. Mr. Lai’s role as a co-founder of our Company and his many years of experience as a chief executive officer of many public or private companies are material factors regarding his qualifications to serve on our Board of Directors.

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Garry Lowenthal. Mr. Lowenthal has served as the Chief Financial Officer since March 8, 2024. Mr. Lowenthal has over 25 years of extensive experience in senior operations and key finance management positions, both with private and public companies. He has developed a substantial background with equity capital raising transactions while managing both private placements and public offerings for various corporations. Mr. Lowenthal has vast financial and corporate management experience, including performing the functions as the Managing Partner of Security First International, Inc., a CFO advisory and management consulting firm, assuming the role of an advisor, acting chief financial officer and director of Elate Group, Inc. (Elate Moving LLC), a global moving and storage company based in New York City, through his CFO consulting company Security First International, Inc., and taking on the responsibilities of a director, Executive Vice President and Chief Financial Officer of Fision Corporation (OTCQB: FSSN). Furthermore, Mr. Lowenthal has served on the national board of Financial Executives International (FEI), a premier professional association for CFOs and other senior financial executives. He has also served as President of the Twin Cities Chapter of FEI and, in the past, as chairman of FEI’s national technology committee. Mr. Lowenthal has been on the Alumni Advisory Board of the Carlson School of Management at the University of Minnesota where he graduated with a master’s degree in taxation and finance and a Bachelor of Science in Business degree in Accounting, and an Associate of Arts in Liberal Arts degree from the University of Minnesota. He has also served as a District Chairman for the Boy Scouts of America and serves on the President’s Cabinet for the local Council. Mr. Lowenthal is also a past President and Director for Kiwanis International in his local community club. As an operational CFO, along with his financial reporting and regulatory expertise, Mr. Lowenthal further understands the world of corporate governance, through his experiences serving as a fiduciary director. Finally, Mr. Lowenthal’s experiences working for two of the largest CPA/Consulting firms, PricewaterhouseCoopers (PwC) and Deloitte, with various client engagements in diverse industries, allows him to bring a unique perspective as an advisor to Boards of Directors of public companies.

Randall Meyer. Mr. Meyer has served as our Chief Operating Officer since November 2021, and previously served in the same role from April 2015 to November 2017. He worked as an independent consultant for the Company between December 2017 and October 2021. From January 2009 to April 2015, Mr. Meyer served as Chief Operating Officer of Gel-Del Technologies, Inc., our wholly-owned subsidiary, while being in charge of all operational and marketing activities of Gel-Del. He also served as a director of the Company from April 2015 through March 2022. Prior to joining Gel-Del, Mr. Meyer’s substantial medical device industry management experience included being Chief Operating Officer of Softscope Medical Technologies, Inc. and being Chief Executive Officer of Tactile Systems Technology, Inc.

Spencer Breithaupt. Mr. Breithaupt has served as a director since April 2023. Mr. Breithaupt has over 30 years of management and leadership experience in the veterinary space, most recently with MWI Animal Health, a subsidiary of Amerisource Bergen (“MWI”), from December 2009 through December 2022. He served in several positions at MWI, including as the Vice President of Sales from December 2015 through May 2020 and the Vice President of Sales and Supply Chain Solutions from May 2020 through December 2022. He oversaw account segmentation which allowed MWI to expand from being a regional player to the largest US nationwide animal health distributor. Prior to joining MWI, he served as the Director of National Accounts at Wyeth/Fort Dodge Animal Health from 2007–2009, where he developed a distributor strategy and implemented the first minimum advertised pricing (“MAP”) model into the animal health industry. Mr. Breithaupt has also worked for Fortune 500 animal health companies, including Bristol Myer, Johnson & Johnson, and Wyeth, where he held various sales and marketing roles. Growing up in the veterinarian industry as the son of a prominent veterinarian gave him great insight when launching his career into animal health. Mr. Breithaupt has seen the transformation of the animal-human bond, and it continues to make him passionate about improving our pet’s lives. Mr. Breithaupt extensive experience in the animal health distributor business is a material factor which demonstrates his qualifications to serve on our Board of Directors.

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Robert Costantino. Mr. Costantino has served as director of the Company since July 27, 2022. Mr. Costantino is a retired senior executive with several decades of experience serving as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and in various other senior executive leadership positions at multiple large companies. Mr. Costantino is currently serving as a director and Chairman of the Audit Committee of Avenir Wellness Solutions, Inc. (OTC: AVRW), and several Yamaha Motor Finance companies. He served as Senior Executive Vice President, Chief Financial Officer, and Chief Operating Officer of WFS Financial (Nasdaq: WFSI), an automotive/commercial finance company from, while concurrently serving as Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Westcorp (NYSE: WES), a regulated bank from 2005-2007. In each of these roles, Mr. Costantino was responsible for operational and financial oversight, including SEC filings, investor relations, and treasury. Mr. Costantino played a key role in negotiating the sale of both companies to Wachovia (Wells Fargo) for $3.9 billion. Prior to that, he was President, Chief Executive Officer and a director of Mitsubishi Motors Credit of America, an automotive finance company with over $10 billion in assets from 2002-2005, where he played a key role in improving profitability and negotiating the sale of the company’s assets to Merrill Lynch. Prior to that, he served for 17 years in various management positions of increasing responsibility at Volvo Cars of North America, including serving as Senior Vice President and Chief Financial Officer of both the automotive parent company and the captive finance company. Mr. Costantino is also a retired Certified Public Accountant. Mr. Costantino’s extensive executive leadership and financial experience, particularly in connection with publicly traded companies, demonstrates his qualifications to serve on our Board of Directors.

Joseph Jasper. Mr. Jasper has served as a director of the Company since August 20, 2018. He is a Chartered Financial Analyst who since 2018 has served as Chief Financial Officer and Chief Operating Officer for Windigo Logistics, Inc., a software-as-a-service company serving contractors within the logistics industry. From 2005 to 2018, Mr. Jasper served as Chief Executive Officer of Vermillion Capital Management, an institutional investment firm. From 2002 to 2005, Mr. Jasper was Managing Director and Director of Fixed Income Strategy and Marketing for Piper Jaffray Company. Prior to 2002, he spent 20 years managing, structuring, and selling fixed income and equity securities at several leading investment banking firms, including U.S. Bancorp Libra and UBS PaineWebber. Mr. Jasper also serves as a director of Windigo Logistics, GroundCloud Safety, LLC, and Vermilion Capital Management, all privately-held companies. He has previously served as a director or principal advisor to many operating and venture-stage companies across a broad range of industries. Mr. Jasper received an MBA degree from the University of St. Thomas, where he also served as an Adjunct Professor of Finance. Mr. Jasper’s extensive financing and accounting expertise are material factors which demonstrate his qualifications to serve on our Board of Directors.

Diane Levitan. Ms. Levitan has served as a director since November 17, 2023. Dr. Levitan’s wide-ranging career in veterinary medicine has spanned over three decades since receiving her Veterinariae Medicinae Doctoris from the University of Pennsylvania School of Veterinary Medicine. She practiced internal medicine, emergency medicine, and critical care at Tufts University School of Veterinary Medicine and later founded Peace Love Pets Veterinary Care, PLLC in Commack, New York, a small animal veterinary care general practice that also specializes in internal medicine, diagnostic ultrasound endoscopy, and minimally invasive surgery. Dr. Levitan has served on the board of many veterinary medicine organizations, such as the New York Board of Regent’s Board for Veterinary Medicine, the American College of Hyperbaric Medicine, the American College of Veterinary Internal Medicine Foundation, and the International Veterinary Academy of Pain Management. Dr. Levitan has also served as a subject matter expert, consultant, and advisor to multiple businesses in the veterinary medicine industry. Dr. Levitan’s career has also extended into education, including her current position as Associate Professor of Veterinary Skills at Long Island University College of Veterinary Medicine and serving as a lecturer for Merial and Pfizer Animal Pharmaceutical companies on leptospirosis, other diseases, and vaccinations. Dr. Levitan has also been a prolific author and media contributor in the world of veterinary medicine. She has published many articles in professional journals and texts on subjects such as hyperbaric oxygen therapy and endoscopy, as well as in consumer publications such as the New York Times. She has also made many radio and television appearances, including being a Merck Animal Health Media Spokesperson and appearing on CNN as a veterinary expert. Additionally, Dr. Levitan is the founder and President of Helping Promote Animal Welfare, Inc. (Helping PAW), a 501(c)(3) tax-exempt public charity focused on ending pet overpopulation through education to the public and offering general veterinary health care services. Dr. Levitan’s extensive experience as a veterinarian is a material factor that demonstrates her qualifications to serve on our Board of Directors.

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Michael Eldred. Mr. Eldred has served as a director since September 25, 2024. Mr. Eldred previously served as President and CEO of North American Operations at Dechra Pharmaceutical. He joined Dechra in 2004 and was responsible for Dechra Veterinary Products’ North American business until departing in June 2024. He was Dechra’s first employee in the U.S., where he built the U.S., Mexican and Canadian teams to more than 250 people and helped grow sales to £191.6 million. He was also involved in more than fifteen commercial agreements and acquisitions for Dechra, including Pharmaderm, DermaPet, Phycox Animal Health and Putney. Prior to Dechra, he served as director of Business Development and Corporate Business Unit at Virbac Corporation, an animal health pharmaceutical company. At Virbac, he directed and coordinated all acquisition, divestiture, licensing agreements, and business alliances strategic to the company. He was involved with such acquisitions as King Pharmaceutical’s animal health products and Delmarva Laboratories. He also spearheaded in-licenses with Genesis Topical Spray and CHX chews. Mr. Eldred previously served as Virbac’s director of Supply Chain and Customer Service, where he reduced order turnaround time from five days to one day as well as improved customer fill rate form 70% to 98%. Earlier in his career, Mr. Eldred served as director of Asia Pacific Poultry & North America Planning and Distribution at Fort Dodge Animal Health, a leading global manufacturer of animal health products for the livestock, companion animal, equine, swine, and poultry industries. He also previously held senior positions at Garmin International and Sanofi Animal Health. Since his departure from Dechra to present, Mr. Eldred has assisted companies as a strategic advisor and consultant. Mr. Eldred holds a BA in business from the University of Northern Iowa, and an MBA from University of Missouri-Kansas City. Mr. Eldred has seen the transformation of the animal-human bond, and it continues to make him passionate about improving our pet’s lives. Mr. Eldred’s extensive business experience in the animal health business is a material factor that demonstrates his qualifications to serve on our Board of Directors.

Robert Rudelius. Mr. Rudelius has served as a director of the Company since August 2018. Currently, he is the Chief Executive Officer and Managing Director of Noble Ventures, LLC, a company he founded in 2001 that provides advisory and consulting services to early and mid-stage companies in the information technology, communications, medical technology, and social e-commerce industries. He is also the co-founder, President & CEO of MedicaMetrix, Inc., a company that is building a commercialization engine that will launch a stream of medical devices aimed at delivering transformative healthcare solutions for unmet medical needs. From April 1999 through May 2001, when it was acquired by StarNet L.P., Mr. Rudelius was the founder and CEO of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks, and cable television operators throughout North America. From April 1998 to April 1999, Mr. Rudelius was the President and Chief Operating Officer of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and re-positioned the software company as a professional technology services company, resulting in the successful sale of the company to British Telecom. From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solutions, Inc., a subsidiary of AT&T Inc. (NYSE: T), and headed the Media, Entertainment & Communications industry practice. From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s information, technology, and systems practice, during which time he headed the practice in Japan and the United Kingdom. Mr. Rudelius began his career at Arthur Andersen & Co. where he was a leader in the firm’s financial accounting systems consulting practice. Mr. Rudelius served as a member of the Axogen, Inc. (NASDAQ: AXGN) Board of Directors for ten years from September 2010 through September 30, 2020, where he served on the audit committee and as a member of the compensation committee. Mr. Rudelius has an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in mathematics and economics from Gustavus Adolphus College in St. Peter, Minnesota. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, particularly in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

Term of Office

Directors of the Company hold office until the earliest of the next annual meeting of the Company’s Stockholders, the director’s successor is elected and qualified or until such director resigns or is removed. Executive officers of the Company serve until such executive officer is removed by the Board of Directors or such executive officer resigns.

Family Relationships

There are no family relationships between executive officers or directors of the Company.

Skills and Qualifications of the Directors

The Board believes that the qualifications of the directors, as set forth in their biographies, which are listed above, give them the qualifications and skills to serve as directors of the Company.

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CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined, after considering all the relevant facts and circumstances, Spencer Breithaupt, Robert Costantino, Michael Eldred, Joseph Jasper, Diane Levitan, and Robert Rudelius are independent, as “independence” is defined under Nasdaq Rule 5605 (even though the Company’s securities are traded on the OTCQB® Venture Market. The Board has determined that each of those directors does not have a relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors. Accordingly, a majority of our directors are independent, as required under the applicable Nasdaq rules.

Board Meetings and Director Attendance

During the fiscal year ended March 31, 2024, each director attended at least 75% of the total number of meetings held by the Board of Directors. We encourage our directors to attend each annual meeting of stockholders. All of our directors were present, in person or via video conference, at our annual meeting of stockholders held in fiscal 2023. Mr. Eldred was not a director of the Company during the fiscal year ended March 31, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. To the Company’s knowledge, based solely on a review of the Form 3’s, 4’s, and 5’s electronically filed with the SEC during fiscal 2024, all such filing requirements applicable to the Company’s directors, executive officers, and greater than 10% beneficial owners were complied with.

Committees of the Board of Directors

We have an Audit Committee, Compensation Committee, and Nominating Committee. Our Audit Committee consists of three independent directors who are Robert Costantino (Chair), Robert Rudelius and Joseph Jasper. Our Compensation Committee consists of three independent directors who are Robert Rudelius (Chair), Joseph Jasper, and Robert Costantino. Our Nominating Committee consists of three independent directors who are Spencer Breithaupt (Chair), Michael Eldred, and Diane Levitan.

Audit Committee

During fiscal 2024, our Audit Committee consisted of Leslie Coolidge (Chair), Robert Costantino and James Martin, each of whom is independent within the meaning of the rules of the SEC and the Nasdaq Rules. Our Board has determined that, based on her professional qualifications and experience described above, Leslie Coolidge is an audit committee financial expert as defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements as required by the Nasdaq Rules.

The primary functions of the Audit Committee are to oversee: (i) the audit of our consolidated financial statements provided to the SEC and our stockholders; (ii) our internal financial and accounting processes; (iii) the independent audit process; and (iv) compliance with our Code of Ethics, as well as conflicts of interest and related party transactions. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rules 10A-3(b)(2), (3), (4), and (5) of the Exchange Act, concerning the responsibilities relating to: (a) registered public accounting firms, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors, and (d) funding. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter.

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Compensation Committee

During fiscal 2024, our Compensation Committee consisted of Robert Rudelius (Chair), Robert Costantino and Scott Johnson, each of whom is an independent director under the Nasdaq Rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and otherwise independent under the rules and regulations of the SEC.

The functions performed by the Compensation Committee include reviewing and approving all compensation arrangements for our executive officers and administering our equity incentive plans and programs. The Compensation Committee makes all final compensation decisions for our executive officers, including equity grants. The Compensation Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

The Committee determines or recommends to the Board of Directors for determination the specific compensation of the Company’s Chief Executive Officer and all of the Company’s other executive officers. Although the Committee may seek the input of the Company’s Chief Executive Officer in determining the compensation of the Company’s other executive officers, the Chief Executive Officer may not be present during the voting or deliberations with respect to his compensation.

The Compensation Committee has determined that no risks exist arising from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. The Committee has the authority to retain a compensation consultant or other advisors to assist it in the evaluation of compensation and has the sole authority to approve the fees and other terms of retention of such consultants and advisors and to terminate their services.

Nominating and Corporate Governance Committee

During fiscal 2024, our Nominating and Corporate Governance Committee (“Nominating Committee”) consisted of Joseph Jasper (Chair), Leslie Coolidge, and Robert Rudelius, each of whom is an independent director under the Nasdaq Rules.

The Nominating Committee identifies the candidates for Board membership. In identifying candidates, the Nominating Committee seeks recommendations from existing Board members, executive officers of the Company, and all persons who own more than five percent (5%) of the Company’s outstanding securities. The Nominating Committee has no stated specific minimum qualifications that must be met by a candidate for a position on the Board of Directors. While the Nominating Committee does not have a formal policy on diversity, when considering the selection of director nominees, the Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors. The Nominating Committee may, when appropriate, retain an executive search firm and other advisors to assist it in identifying candidates for the Board.

In addition, the Nominating Committee will consider any candidates that may have been recommended by any of the Company’s stockholders who have made those recommendations in accordance with the procedures described in the Company’s Bylaws. In addition, such stockholder recommendations must be accompanied by (i) such information about each prospective director nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had the prospective director nominee been nominated by the Board of Directors, and (ii) that the prospective director nominee has consented to be named, if nominated, as a nominee and, if elected, to serve as a director. To date, the Company has not received any recommendations from stockholders requesting a candidate for inclusion among the slate of nominees in the Company’s Proxy Statement. All of the directors of the Company participated in the consideration of the director-nominees included in this Proxy Statement.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face including operational, cybersecurity, information technology, human capital, environmental, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC, as well as risks relating to specific developments, such as new product introductions. Our management team maintains primary responsibility for the Company’s risk management, and the Board and its committees rely on the representations of management, the external audit of our financial and operating results, our systems of internal controls, and our historically conservative practices when assessing the Company’s risks.

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The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations, and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Nominating Committee monitors the effectiveness of our corporate governance policies and the selection of prospective Board members and their qualifications, The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. In addition, the Compensation Committee reviews and monitors matters related to human capital management, including diversity and inclusion initiatives and management of human capital risks. Each committee must report findings regarding material risk exposures to the Board as quickly as possible.

Employee, Officer, and Director Hedging and Pledging

The Company has adopted an Insider Trading Policy that applies to all directors, officers, and employees. The Insider Trading Policy provides that the Company’s directors, executive officers, and their respective family members and others in their households (1) may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities, and (2) may not hold Company securities in a margin account or pledge Company securities as collateral for a loan. Additionally, the Company’s officers, directors, and certain designated employees are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

Communication with the Board of Directors

Any stockholder may communicate with the Board or an individual director by contacting John Lai, Chief Executive Officer, PetVivo Holdings, Inc., 5251 Edina Industrial Boulevard, Edina, MN 55439, or by email to: John Dolan, Corporate Secretary at jdolan@petvivo.com, Subject: Communication to Board of Directors. The Board has instructed the Chief Executive Officer to review this correspondence and determine, at his discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response. In particular, communications such as customer or commercial inquiries or complaints, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Code of Ethics

We have adopted a Code of Ethics which applies to our board of directors, executive officers, and other employees. Our Code of Ethics outlines the broad principles of ethical business conduct we have adopted, including subject areas such as confidentiality, conflicts of interest, corporate opportunities, public disclosure reporting, protection of company assets, and compliance with applicable laws. A copy of our Code of Ethics is available without charge to any person by written request to us at our principal offices at 5251 Edina Industrial Blvd., Edina, MN 55439.

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Director Compensation

The following table provides information on compensation paid to our non-employee directors for their services as members of our board of directors during our fiscal year ended March 31, 2024:

Name of Director	Fees paid in cash ($)	Stock awards ($)(1)	Option awards ($)(2)	All other compensation ($)	Total ($)
Robert Costantino	$—	$—	$27,626	$—	$27,626
Joseph Jasper	$—	$—	$27,626	$—	$27,626
James Martin(3)	$—	$—	$29,468	$—	$29,468
Robert Rudelius	$—	$—	$27,626	$—	$27,626
Spencer Breithaupt	$—	$—	$71,353	$—	$71,353
Diane Levitan	$—	$—	$31,255	$—	$31,255
Scott Johnson(3)	$8,750	$—	$—	$—	$8,750
Leslie Coolidge(3)	$9,375	$—	$—	$—	$9,375

(1)	The value in this column reflects the aggregate grant date fair value of the stock award as computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in “Note 11 – Stockholder’s Equity” to our audited consolidated financial statements included in our 2024 Form 10-K.

(2)	The value in this column reflects the aggregate grant date fair value of the stock options as computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations is included in “Note 11 – Stockholder’s Equity” to our audited consolidated financial statements included in our 2024 Form 10-K. As of March 31, 2024, the aggregate number of options outstanding (vested and unvested) for Mr. Costantino, Mr. Jasper, Mr. Martin, Mr. Rudelius, Mr. Breithaupt, and Ms. Levitan was 66,467, 62,355, 66,062, 62,355, 50,747, and 35,954, respectively.

(3)	Ms. Coolidge and Mr. Johnson were no longer Board members, effective as of December 10, 2024. Mr. Martin was no longer a Board member, effective September 28, 2024.

General Policy Regarding Compensation of Non-Employee Directors

Directors who are not employees of the Company are paid director’s fees, in cash, stock options, or a combination thereof. In fiscal 2024, all compensation was paid with stock options.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged Assurance Dimensions, Inc. (“Assurance”) as our independent registered public accounting firm to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee hereby reports as follows:

The Audit Committee has:

i.	Reviewed and discussed the Company’s audited financial statements for the fiscal year ended March 31, 2024, with management of the Company;
ii.	Discussed with Assurance the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
iii.	Received the written disclosures and the letter from Assurance required by applicable requirements of the PCAOB regarding the registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Assurance its independence; and
iv.	Based on the review and discussion referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2024, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

Members of the Audit Committee as of the date of filing the Company’s Annual Report on Form 10-K for fiscal 2024 (June 28, 2024):

/s/Robert Costantino, Chairman
/s/ Joseph Jasper
/s/ James Martin

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This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

The Company qualifies as a “smaller reporting company” under rules adopted by the SEC. Accordingly, the Company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.

Our named executive officers (“Named Executive Officers” or “NEO’s”) for fiscal year ended March 31, 2024 (“fiscal 2024”) were as follows:

●	John Lai, our Chief Executive Officer, and President;
●	Robert Folkes, our former Chief Financial Officer;
●	Garry Lowenthal, our Chief Financial Officer;
●	Randall Meyer, our Chief Operating Officer.

Certain information regarding the compensation of our Named Executive Officer for our fiscal years ended March 31, 2024 (“fiscal 2024”) and March 31, 2023 (“fiscal 2023”) is provided on the following pages.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to or earned by our Named Executive Officers for fiscal 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
John Lai	2024	350,000	—	143,500	—	3,912	497,412
CEO and President	2023	306,260	—	175,000	—	6,387	487,637

Garry Lowenthal	2024	22,778	10,000	—	—	—	32,778
CFO(6)	2023	—	—	—	—	—	—

Robert Folkes	2024	58,923	—	14,980	—	13,657	87,560
CFO(4)	2023	265,000	—	—	439,206	8,066	712,272

Randall Meyer	2024	270,000	—	23,184	—	12,912	306,096
COO(5)	2023	240,833	—	—	—	4,581	245,414

(1)	In lieu of receiving cash in the amount of $29,167 for one month’s salary payment, Mr. Lai received an aggregate of 10,100 shares of the Company’s common stock. The stock was valued at a price of $2.8878 per share in fiscal year 2023.

(2)	Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock awards (based on the closing price of our common stock on the grant date) and stock option awards. Information regarding the valuation assumptions used in the calculations is included in “Note 11 – Stockholder’s Equity” of our audited consolidated financial statements included in our 2023 Form 10-K.

(3)	Represents the payment of health insurance premiums by the Company for Mr. Lai, Mr. Folkes and Mr. Meyer.

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(4)	Mr. Folkes was appointed to serve as the Company’s Chief Financial Officer on April 14, 2021, and resigned as of February 29, 2024.

(5)	Mr. Meyer was appointed to serve as the Company’s Chief Operating Officer on September 10, 2021.

(6)	Mr. Lowenthal was appointed to serve as the Company’s Chief Financial Officer on March 8, 2024. Mr. Lowenthal received a $10,000 signing bonus with his employment contract.

Narrative Disclosure to the Summary Compensation Table

The following is a discussion of certain terms that we believe are necessary to understand the information disclosed in the Summary Compensation Table.

Base Salaries

The Company’s Named Executive Officers receive a base salary for services rendered to the Company, which is set forth in their respective employment agreements. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.

John Lai

Mr. Lai has served as our Chief Executive Officer from March 2014 to May 2017 and June 2019 to the present. Mr. Lai’s base salary was $100,000 from April 1, 2022, which was increased to $275,000 effective as of September 1, 2022, and increased to $350,000 as of November 1, 2022. Beginning May 1, 2024, Mr. Lai’s base salary was reduced to $150,000.

In February 2023, Mr. Lai agreed that he would receive his salary payments in shares of the Company’s common stock in lieu of cash from March 1, 2023, through August 31, 2023 (the “Interim Period”) The Compensation Committee approved issuing 60,600 Shares (the “Total Interim Shares”) to Mr. Lai for his service during the Interim Period as a restricted stock award unit agreement (“RSU Award Agreement”) under the Equity Incentive Plan. The Compensation Committee calculated the number of Total Interim Shares by taking (A) Mr. Lai’s salary during the Interim Period ($175,000) divided by (B) the volume weighted average closing price of the Company’s common stock during the 10-day period preceding February 22, 2023 ($2.8878), rounded up to the nearest whole share. The Compensation Committee approved the vesting of 10,100 of the RSU’s on March 1, 2023, with an additional 10,100 of the RSU’s vesting on the first day of each month thereafter such that all of the RSU’s would be fully vested on August 1, 2023, subject to Mr. Lai’s continued employment with the Company through each applicable vesting date. Additional terms of the RSU Award Agreement are set forth in the Equity Incentive Plan.

Garry Lowenthal

Mr. Lowenthal joined the Company as its Chief Financial Officer on March 8, 2024, and his salary is $200,000 per year, plus a $10,000 signing bonus.

Robert J. Folkes

Mr. Folkes joined the Company as its Chief Financial Officer on April 14, 2021, and his initial salary was $190,000 per year, which was increased to $240,000 per year effective as of September 1, 2022, and increased to $300,000 as of November 1, 2022. Mr. Folkes resigned from the Company effective as of February 7, 2024.

Randall Meyer

Mr. Meyer joined the Company, as its Chief Operating Officer, on September 1, 2021, and his base salary is $220,000 per year which was increased to $270,000 as of November 1, 2022. Beginning May 1, 2024, Mr. Meyer’s base salary was reduced to $150,000.

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Bonuses

The Company established a bonus plan for its Named Executives with a performance target based on total revenues in each fiscal year. If the Company achieved the performance target for the target fiscal year, the Named Executives would receive a bonus equal to a certain percentage of their respective salary.

In November 2022, the Company established target bonuses for the bonus plan for its Named Executives with performance targets based on total revenues and individual objectives for fiscal 2023. The Company did not achieve its revenue target for fiscal 2023, so the Named Executives did not receive performance bonuses under the Bonus Plan. As such, the Compensation Committee did not award discretionary bonuses to any Named Executive Officers in fiscal 2023.

In November 2023, the Company established target bonuses for a bonus plan for its Named Executive Officers with performance targets based on total revenues and individual objectives for fiscal 2024. The Company did not achieve its revenue target for fiscal 2024, so the Named Executive Officers did not receive performance bonuses under the Bonus Plan.

Equity Compensation

Our Compensation Committee administers our 2020 Equity Incentive Plan (the “Equity Incentive Plan”) and approves the amount of, and terms applicable to, grants of stock options, restricted stock units, and other types of equity awards to employees, including the Named Executive Officers. The Equity Incentive Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs), and stock bonus awards (all such types of awards, collectively, “equity awards”), although incentive stock options may only be granted to employees.

Fiscal 2022

On April 14, 2021, the Company granted 34,000 RSUs to Mr. Folkes pursuant to the terms of his employment agreement. These RSUs vest over a three-year period, with 10,000 RSUs vesting on January 1, 2022, 10,000 vesting on January 1, 2023, and 14,000 vesting on January 1, 2024, subject to Mr. Folkes remaining employed at the Company. These RSUs will automatically vest if there is a Change in Control (as defined in our Equity Incentive Plan).

On September 9, 2021, the Compensation Committee granted RSUs to Mr. Lai, Mr. Folkes, and Mr. Meyer for their exceptional performance in assisting the Company in closing its public offering in which it raised $11.2 million in gross proceeds and listed its common stock and warrants on the NASDAQ Capital Market. The Named Executive Officers received the following RSU grants (“November 2021 RSU Grants”): Mr. Lai – 150,000 RSUs, Mr. Folkes – 54,000 RSUs, and Mr. Meyer – 65,000 RSUs. These RSUs vest in three installments, with 1/3 vesting on March 31, 2022, 1/3 vesting on March 31, 2023, and 1/3 vesting on March 31, 2024, based upon continued employment with the Company. These RSUs will automatically vest if there is a Change in Control (as defined in our Equity Incentive Plan).

Fiscal 2023

On October 19, 2022, the Compensation Committee granted nonqualified stock options of 200,000 shares to Mr. Folkes the vest equally over a three-year period with 66,667 shares beginning on October 19, 2022. These options will automatically vest if there is a Change in Control (as defined in our Equity Incentive Plan).

On February 24, 2023, the Compensation Committee entered into a second amendment to an employment agreement with Mr. Lai pursuant to which it granted him equity in exchange for salary for the six-month period beginning on March 1, 2023, and ending on August 31, 2023. The Company granted Mr. Lai totaling 60,600 shares, the Interim Shares, which vest in equal monthly amounts of 10,100 shares beginning March 1, 2023, in lieu of his salary payments for a six-month period. For additional detail on the Interim Shares, see “Executive Employment Agreements.

Fiscal 2024

The Compensation Committee did not grant options or stock awards to any Named Executive Officers during fiscal 2024.

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For the grant date fair values of the options and RSUs, please see the Summary Compensation Table above.

Perquisites

We offer health insurance to our Named Executive Officers on the same basis that these benefits are offered to our other eligible employees. We offer a 401(k) plan to all eligible employees. The Company also provides other benefits to its Named Executive Officers on the same basis as provided to all its employees, including vacation and paid holidays.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2024

The following table sets forth for each Named Executive Officer, information regarding outstanding equity awards as of March 31, 2024. Market value is based on the closing stock price of $1.07 on March 31, 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
John Lai	10/31/2019	90,000		—	2.24	10/31/2024	—		$—
	12/31/2019	19,847		—	1.95	12/31/2024	—		—
	3/31/2020	24,253		—	1.27	3/31/2025	—		—
	6/30/2020	7,441		—	1.60	6/30/2025	—		—
	9/25/2021						100,500	(2)	276,375

Robert J. Folkes	10/19/2022	66,667	(3)	133,333	$2.40	10/18/2029
	9/02/2021	—		—			32,000	(4)	$88,000

Garry Lowenthal (6)	—	—		—	—	—	—		$—

Randall Meyer	1/15/2020	10,547		—	1.20	1/15/2029	—		$—
	12/31/2019	1,213		—	1.95	12/31/2024	—		—
	3/31/2020	1,104		—	1.27	3/31/2025	—		—
	6/30/2020	559		—	1.60	6/30/2025	—		—
	9/09/2021	—		—	—	—	21,666	(5)	59,582

(1)	The value reported for the RSUs was determined by multiplying the number of unvested RSUs by the closing market price of $2.75 of the Company’s common stock on March 31, 2023.
(2)	Comprised of 50,000 unvested shares underlying an RSU award granted on September 9, 2021, which will vest on March 31, 2024, and 50,500 unvested shares underlying an RSU award granted on February 24, 2023, which will vest in equal monthly installments of 10,100 shares beginning April 1, 2023, with both awards subject to the executive’s continued employment with the Company. The RSUs will vest automatically if there is a Change of Control (as defined in our Equity Incentive Plan).
(3)	Mr. Folkes was granted a nonqualified stock option grant on October 19, 2022, to purchase 200,000 shares of our common stock at an exercise price of $2.40 per share. The options have a seven-year life and vest 66,667 shares on October 19. 2022, 66,667 shares on October 19, 2023, and 66,666 shares on October 19, 2024. The options will vest automatically if there is a change of control (as defined in our Equity Incentive Plan).

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(4)	Comprised of 14,000 unvested shares underlying an RSU award granted on April 14, 2021, which will vest on January 1, 2024, and 18,000 unvested shares underlying an RSU award granted on September 9, 2021, which will vest on March 31, 2024, with both RSU awards subject to the executive’s continued employment with the Company. The RSUs will vest automatically if there is a change of control (as defined in our Equity Incentive Plan).
(5)	Comprised of 21,666 unvested shares underlying an RSU award granted on September 9, 2021, which will vest on March 31, 2024, subject to the executive’s continued employment with the Company. The RSUs will vest automatically if there is a Change of Control (as defined in our Equity Incentive Plan).
(6)	Mr. Lowenthal employment began on March 8, 2024. No stock grants or any RSUs were issued in fiscal year 2024.

Executive Employment Agreements

Effective as of November 10, 2021, the Company entered into new employment agreements with Mr. Lai to serve as the Company’s Chief Executive Officer which replaced his employment agreement dated October 1, 2019, and Mr. Folkes to serve as the Chief Financial Officer which replaced his employment agreement dated April 14, 2021. In addition, the Company entered into a new employment agreement with Randall Meyer to serve as the Company’s Chief Operating Officer effective as of November 10, 2021. All of these employment agreements were amended in November 2022 to increase the base salaries of the executive officers, effective as of November 1, 2022. In addition, Mr. Lai’s employment agreement was amended in February 2023 to provide that he would receive his salary payments in the form of equity instead of cash for the six-month period beginning on March 1, 2023, through August 31, 2023. With the exception of the salary and severance payments, the employment agreements are substantially similar.

All of these employment agreements expire on September 30, 2024. Messrs. Lai, Folkes, and Meyer each have annual base salaries of $350,000, $300,000, and $270,000, respectively, subject to potential increase or decrease from time to time as determined by the Compensation Committee of the Board of Directors. As previously noted, Mr. Lai received his salary payments in shares of the Company’s common stock from March 1, 2023, through August 31, 2023. The Compensation Committee approved issuing 60,600 Shares (the “Total Interim Shares”) to Mr. Lai for his service during the Interim Period as a restricted stock award unit agreement (“RSU Award Agreement”) under the Company’s Equity Incentive Plan. The Compensation Committee calculated the number of Total Interim Shares by taking (A) Mr. Lai’s salary during the Interim Period ($175,000) divided by (B) the volume-weighted average closing price of the Company’s common stock during the 10-day period preceding February 22, 2023 ($2.8878), rounded up to the nearest whole share. The Compensation Committee approved the vesting of 10,100 of the RSUs on March 1, 2023, with an additional 10,100 of the RSUs vesting on the first day of each month thereafter such that all of the RSUs would be fully vested on August 1, 2023, subject to Mr. Lai’s continued employment with the Company through each applicable vesting date. Additional terms of the RSU Award Agreement are set forth in the Equity Incentive Plan.

The employment agreements also provide for a target annual bonus as determined by the Compensation Committee. In addition to an annual salary and bonus, the employment agreements provide that the executive officers are entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health, and disability insurance plans and any other employee benefit plans.

The employment agreements provide for termination of the executive officers at any time by the Company for Cause (as defined in the employment agreements) or without Cause. If an executive officer is terminated for Cause, he will receive his salary through the termination date and reimbursement of any unpaid expenses and accrued but unused vacation/paid time off (“Accrued Obligations”). If the executive officer’s employment is terminated by the Company without Cause, subject to the execution of a release of any and all claims or potential claims against the Company, the executive officer will be entitled to receive a severance payment, his accrued but unpaid bonus, if any, and any Accrued Obligations owed through the termination date, in a lump sum payment within 10 days after the termination date. Mr. Folkes will receive a severance payment equal to 6 months of his base salary. Mr. Lai and Mr. Meyer will each receive a severance payment equal to 1 month’s base salary. If the executive’s employment is terminated as a result of his death or disability, he or his estate will receive his compensation through the date of termination, his accrued and unpaid bonus, if any, and Accrued Obligations through the date of termination.

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Each executive officer is required to agree to non-competition, non-solicitation, and confidentiality obligations. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the new employment agreements and for 12 months following the executive officer’s termination.

On January 19, 2024, Robert J. Folkes informed the Board of Directors (the “Board”) of PetVivo Holdings, Inc. (the “Company”) that he will be resigning as Chief Financial Officer (“CFO”) of the Company, effective as of February 2, 2024. Mr. Folkes informed the Board that he will continue to provide CFO and accounting services to the Company, until it hires a new full-time Chief Financial Officer. The Company and Mr. Folkes intend on entering into a transition services agreement on or before February 2, 2024.

On March 8, 2024, PetVivo Holdings, Inc. (the “Company”) appointed Garry Lowenthal to serve as the Company’s Chief Financial Officer, with an annual salary of $200,000 per year, plus a $10,000 signing bonus with a term of three years. Mr. Lowenthal was also granted 90,000 RSU shares vesting at 45,000 shares on January 28, 2025, and 45,000 shares on January 28, 2026.

Potential Payments on Change in Control or Termination without Cause under November RSU Grants

The employment agreements for Mr. Lai, Mr. Lowenthal, and Mr. Meyer do not contain any provisions providing for the acceleration of any salary or bonus payments if there is a change in control. The RSU Grants awarded to Mr. Lai, Mr. Folkes, and Mr. Meyer on September 9, 2021, and to Mr. Folkes on April 14, 2021, pursuant to our Equity Incentive Plan contain provisions that provide for accelerated vesting of the RSUs if there is a change of control of the Company (as such term is defined in the Equity Incentive Plan). In addition, if Mr. Lai, Mr. Folkes, or Mr. Meyer is terminated without cause, any RSUs that would have vested on or before the first anniversary of such termination had the executive remained employed shall be accelerated and deemed to have vested as of the termination date. Any time-based Restricted Shares that have not vested as described above may not be transferred

RELATED PARTY TRANSACTIONS

The following is a summary of the transactions since April 1, 2022, between the Company and its executive officers, directors, nominees for directors, principal shareholders, and related parties involving amounts in excess of $120,000 or that the Company has chosen to voluntarily disclose.

David Masters

Settlement Agreement

David Masters, a former employee, board member, and consultant to the Company, threatened to file suit against the Company to recover in excess of $2 million in 2022 Masters’ threatened litigation relates to allegations that the Company promised him additional compensation, shares, warrants, and future employment while he was associated with the Company. The Company mediated these claims with Masters in 2022 and executed a mediated settlement agreement resolving these claims for a one-time payment of $180,000, to be effective upon execution of a long form agreement containing these and other settlement terms. The parties appointed the mediator as arbitrator to resolve any disputes arising during the drafting of the long form agreement on commercially reasonable terms. In early 2023, Masters commenced arbitration to have certain terms in the long form agreement decided. The arbitrator issued an award setting the final terms of the agreement.

In September 2023, Masters executed the long-term agreement, and the Company recorded a settlement expense of $180,000. The settlement was paid in October 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our preferred and common stock as of December 10, 2024, with respect to: (i) each person known to be the beneficial owner of more than 5% of our preferred and common stock; (ii) each director and executive officer of the Company; and (iii) directors and executive officers of the Company as a group.

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Name of Beneficial Owner [1]	Number of Shares	Percent of Preferred and Common Stock
Beneficial Owner of More than 5%
Stanley Cruden [3]	1,953,223	8.25%
Alexander Nazarenko [4]	1,393,081	5.88%
Alan Sarroff [2]	8,015,002	33.85%

Directors and Executive Officers [1]
John Lai [5]	1,343,592	5.67%
Garry Lowenthal	180,000	0.76%
Randall A. Meyer [6]	606,952	2.56%
Robert Rudelius [7]	286,280	1.21%
Spencer Breithaupt [8]	8,750	0.04%
Joseph Jasper [9]	45,504	0.22%
Diane Levitan [10]	8,750	0.04%
Robert Costantino [11]	18,453	0.08%
Michael Eldred	68,750	0.29%
Executive Officers and Directors as a group (persons) [12]	2,567,031	10.84%

(1)	Unless otherwise indicated, the business address of each beneficial owner, officer and director of the Company is c/o PetVivo Holdings, Inc., 5151 Edina Industrial Boulevard, Suite 575, Minneapolis, MN 55439.
(2)	As reported in Schedule 13G filed by the A.L. Sarroff Fund, LLC (“Fund”) with the SEC on August 22, 2023. Mr. Sarroff is the controlling member of the Fund. The address for the Fund is 43 Meadow Woods Road, Great Neck, NY 11020. Mr. Sarroff owns 5,515,002 shares of the Company’s Common Stock, 2,500,000 shares of Series A Preferred Stock, which convert into 2,500,000 shares of the Company’s common stock and warrants to purchase up to 2,138,696 shares of common stock that are vested or will vest within 60 days of the Record Date.
(3)	As reported in Mr. Cruden’s Amendment No. 16 to his Schedule 13G filed with the SEC on August 22, 2023. Mr. Cruden’s address is 1135 Calgary Rd, North Port, FL 34288. Mr. Cruden owns 1,653,223 shares of the Company’s Common Stock, 300,000 shares of Series A Preferred Stock, which convert into 300,000 shares of the Company’s common stock and warrants to purchase up to 506,334 shares of common stock that are vested or will vest within 60 days of the Record Date.
(4)	As reported in Mr. Nazarenko’s Amendment No. 16 to his Schedule 13G filed with the SEC on August 22, 2023. Mr. Nazarenko’s address is 1135 Calgary Rd, North Port, FL 34288. Mr. Nazarenko owns 1,193,081 shares of the Company’s Common Stock, 200,000 shares of Series A Preferred Stock, which convert into 200,000 shares of the Company’s common stock warrants to purchase up to 1,115,806 shares of common stock that are vested or will vest within 60 days of the Record Date.
(5)	Mr. Lai’s holdings further includes warrants to purchase up to 54,541 shares of common stock that are vested or will vest within 60 days of the Record Date.
(6)	Mr. Meyer’s holdings further include warrants to purchase 13,423 shares that are vested or will vest within 60 days of the Record Date.
(7)	Mr. Rudelius’ holdings further include warrants to purchase 19,688 shares and stock options to purchase 30,575 shares that are vested or will vest within 60 days of the Record Date.
(8)	Mr. Breithaupt’s holdings further include stock options to purchase 10,239 shares of the Company’s common stock that are vested or will vest within 60 days of the Record Date.
(9)	Mr. Jasper’s holdings further include 2,000 shares held by his wife, warrants to purchase 23,225 shares, and stock options to purchase 30,575 shares that are vested or will vest within 60 days of the Record Date.
(10)	Dr. Levitan’s holdings further include stock options to purchase 35,745 shares that are vested or will vest within 60 days of the Record Date.
(11)	Mr. Costantino’s holdings further include stock options to purchase 34,687 shares that are vested or will vest within 60 days of the Record Date.
(12)	Amount includes warrants and stock options held by all of our Named Executive Officers, and Directors, as a group, to purchase an aggregate of 141,821 shares of the Company’s common stock pursuant to outstanding options and 110,877 shares pursuant to outstanding warrants that are vested or will vest within 60 days of the Record Date.

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ITEM 2 — RATIFICATION OF THE APPOINTMENT OF ASSURANCE DIMENSINS, Inc.

Assurance Dimensions, Inc. has served as our independent auditors and accountants since 2019. Since May 11, 2020, there were no disagreements between us and Assurance on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The Majority Stockholders ratified the Board’s appointment of Assurance as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

Stockholder ratification of the selection of Assurance as our independent auditors is not required by our Nevada Bylaws or otherwise. However, the Board submitted the selection of Assurance or written consent to the Majority Stockholders for ratification as a matter of corporate practice. Once in place, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Auditor Information:

Auditor Name: Assurance Dimensions Inc.

PCAOB ID - 5036

Location: Margate, Florida

Audit Fees

The aggregate fees billed for the fiscal years ended March 31, 2024 and 2023 for professional services rendered by Assurance Dimensions Inc., the principal accountant for the audit of the Company’s annual financial statements included in our Form 10-K and review of our quarterly unaudited financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $118,500 and $40,500 respectively. Assurance Dimensions provided services for the years ended March 31, 2024, and March 31, 2023.

Audit-Related Fees

For the fiscal years ended March 31, 2024, and 2023, there were no fees billed for services reasonably related to the performance of the audit or review of the financial statements outside of those fees disclosed above under “Audit Fees.”

Tax Fees

For the fiscal years ended March 31, 2024, and 2023, there were no fees billed for services for tax compliance, tax advice, and tax planning work by our principal accountants.

All Other Fees

None.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Assurance Dimension and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee approved one hundred percent (100%) of all services provided by Assurance Dimension during Fiscal 2024 and 2023.

The Audit Committee has considered the nature and amount of the fees billed by Assurance Dimension and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of Assurance Dimension.

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COSTS OF SOLICITATION AND RELATED MATTERS

Costs of the Information Statement

We are mailing this Information Statement and Annual Report and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Series A Preferred Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The costs of preparing, printing, and mailing this Information Statement will be borne by the Company.

Stockholders Sharing an Address

We will deliver only one copy of this Information Statement and our Annual Report to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement and Annual Report to a stockholder at a shared address to which a single copy of the Information Statement and our Annual Report is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement and our Annual Report by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us by contacting PetVivo Holdings, Inc., 5151 Edina Industrial Blvd., Suite 575, Edina, MN 55439.

YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly, and special reports, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement or our Annual Report a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting PetVivo Holdings, Inc., 5151 Edina Industrial Blvd., Suite 575, Edina, MN 55439.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS PROVIDED TO THE HOLDERS OF COMMON STOCK AND PREFERRED STOCK OF THE COMPANY AS OF THE RECORD DATE ONLY FOR INFORMATIONAL PURPOSES IN CONNECTION WITH CORPORATE ACTIONS PURSUANT TO AND IN ACCORDANCE WITH RULE 14C-2 OF THE EXCHANGE ACT. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

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